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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the BHR Institutional Funds. Such reference is included in the Statement of Additional Information of the JOHCM International Select Fund under "Independent Registered Public Accounting Firm."


                                        /s/ Briggs, Bunting & Dougherty, LLP
                                        BRIGGS, BUNTING & DOUGHERTY, LLP

PHILADELPHIA, PENNSYLVANIA
JULY 17, 2009